SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

October 21, 2003

Date of Report

(Date of earliest event reported)

INFOSPACE, INC.

(Exact name of Registrant as specified in its charter)

DELAWARE

(State or other jurisdiction of incorporation)

0-25131	91-1718107
(Commission File No.)	(IRS Employer Identification Number)

601 108th Avenue N.E., Suite 1200

Bellevue, Washington 98004

(Address of Principal Executive Offices)

425-201-6100

(Registrant’s Telephone Number, Including Area Code)

Item 5.	OTHER EVENTS AND REGULATION FD DISCLOSURE

InfoSpace, Inc. (“InfoSpace”) announced on October 21, 2003 announced a definitive agreement to acquire North American mobile media leader Moviso LLC from Vivendi Universal Net USA for $25 million in cash. The transaction is expected to close by the end of 2003, subject to certain conditions.

Item 7.	FINANCIAL STATEMENTS AND EXHIBITS

(c) EXHIBITS.

99.1	Press Release, dated October 21, 2003

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 21, 2003

INFOSPACE, INC.

By:	/s/ John M. Hall

John M. Hall
Senior Vice President and General Counsel

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